As filed with the Securities and Exchange Commission on May 19, 2004

                                                         Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------
                                    FORM S-8

             Registration Statement Under The Securities Act of 1933

                                 ---------------
                              JACK IN THE BOX INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                                            95-2698708
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                               9330 Balboa Avenue
                        San Diego, California 92123-1516
               (Address of principal executive offices) (Zip code)
                                 ---------------
                         JACK IN THE BOX INC. 2004 STOCK
                                 INCENTIVE PLAN
                            (Full title of the Plan)
                                 ---------------

                            LAWRENCE E. SCHAUF, Esq.
                     Executive Vice President and Secretary
                               9330 Balboa Avenue
                        San Diego, California 92123-1516
                     (Name and address of agent for service)
                                 (858) 571-2435
          (Telephone number, including area code, of agent for service)
                                 ---------------

                                   Copies to:
                             CAMERON JAY RAINS, Esq.
                        Gray Cary Ware & Freidenrich LLP
                        4365 Executive Drive, Suite 1100
                        San Diego, California 92121-2133
                                 (858) 677-1400
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                         Proposed maximum     Proposed maximum
Title of securities    Amount to be       offering price      aggregate offering       Amount of
 to be registered      registered(1)       per share (2)          price (2)        registration fee
-----------------------------------------------------------------------------------------------------

 Common Stock,
 par value $.01
 per share             1,250,000 shares      $26.73             $33,412,500             $4,233
-----------------------------------------------------------------------------------------------------

(1) Pursuant to rule 416, there are also being registered hereunder such indeterminate number of shares of Common Stock as may be issued pursuant to the antidilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on May 14, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents which have been filed by Jack in the Box Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration
Statement:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 28, 2003;

          (2) The Company's Quarterly Report on Form 10-Q for the quarterly period ended January 18, 2004;

          (3) The Company's Current Reports on Form 8-K, filed with the Commission on November 12, 2004 and February 18, 2004.

          (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-9390) filed February 11, 1992.

     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

     Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed documents which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     Inapplicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Certificate of Incorporation and Bylaws of the Company provide for indemnification of officers and directors against costs and expenses incurred in connection with any action or suit to which such person is a party to the full extent permitted by the Delaware General Corporation Law.

Item 7. Exemption From Registration Claimed.

     Inapplicable.

Item 8. Exhibits.

        Number         Description
        ------         -----------
        4.1            Jack in the Box Inc. 2004 Stock Incentive Plan(1)

        4.2            Restated Certificate of Incorporation, as amended(2)

        4.3            Restated Bylaws(3)

        5              Opinion of Gray Cary Ware & Freidenrich LLP

        23.1           Consent of Gray Cary Ware & Freidenrich LLP
                       (included in Exhibit 5)

        23.2           Consent of KPMG LLP

        24             Power of Attorney (included on signature page)

-------------

(1) Previously filed and incorporated herein by reference from registrant's Definitive Proxy Statement dated January 9, 2004 for the Annual Meeting of Stockholders on February 13, 2004.

(2) Previously filed and incorporated herein by reference from registrant's Annual Report on Form 10-K for the fiscal year ended October 3, 1999.

(3) Previously filed and incorporated herein by reference from registrant's Quarterly Report on Form 10-Q for the quarterly period ended January 18, 2004.

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 19th of May, 2004.

                                         JACK IN THE BOX INC.


                                         By: /S/ROBERT J. NUGENT
                                             -------------------
                                             Robert J. Nugent
                                             Chairman of the Board and
                                             Chief Executive Officer (Principal
                                             Executive Officer)


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Lawrence E. Schauf, Robert J. Nugent and John F. Hoffner, and each or any of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature        Title                                   Date
------------------        -----                                   ----

ROBERT J. NUGENT          Chairman of the Board and
-------------------       Chief Executive Officer                 May 19, 2004
Robert J. Nugent          (Principal Executive Officer)


LINDA A. LANG             President, Chief Operating              May 19, 2004
-------------------       Officer and Director
Linda A. Lang


JOHN F. HOFFNER           Executive Vice President and            May 19, 2004
-------------------       Chief Financial Officer
John F. Hoffner           (Principal Financial Officer)

MICHAEL E. ALPERT         Director                                May 19, 2004
-------------------
Michael E. Alpert

EDWARD W. GIBBONS         Director                                May 19, 2004
-------------------
Edward W. Gibbons

ANNE B. GUST              Director                                May 19, 2004
-------------------
Anne B. Gust

ALICE B. HAYES            Director                                May 19, 2004
-------------------
Alice B. Hayes

MURRAY H. HUTCHISON       Director                                May 19, 2004
-------------------
Murray H. Hutchison

MICHAEL W. MURPHY         Director                                May 19, 2004
-------------------
Michael W. Murphy

L. ROBERT PAYNE           Director                                May 19, 2004
-------------------
L. Robert Payne

                                  EXHIBIT INDEX
                                  -------------

Number          Description
------          -----------
4.1             Jack in the Box Inc. 2004 Stock Incentive Plan(1)

4.2             Restated Certificate of Incorporation, as amended(2)

4.3             Restated Bylaws(3)

5               Opinion of Gray Cary Ware & Freidenrich LLP

23.1            Consent of Gray Cary Ware & Freidenrich LLP
                (included in Exhibit 5)

23.2            Consent of KPMG LLP

24              Power of Attorney (included on signature page)

---------------------

(1) Previously filed and incorporated herein by reference from registrant's Definitive Proxy Statement dated January 9, 2004 for the Annual Meeting of Stockholders on February 13, 2004.

(2) Previously filed and incorporated herein by reference from registrant's Annual Report on Form 10-K for the fiscal year ended October 3, 1999.

(3) Previously filed and incorporated herein by reference from registrant's Quarterly Report on Form 10-Q for the quarterly period ended January 18, 2004.

                                                                      Exhibit 5

               [Letterhead of Gray Cary Ware and Freidenrich LLP]


4365 Executive Drive, Suite 1100, San Diego, CA 92121
Phone: 858-677-1400 Fax: 858-677-1401 www.graycary.com

April 26, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

As legal counsel for Jack in the Box Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 1,250,000 shares of the Common Stock, $0.01 par value, of the Company which may be issued pursuant to the Jack in the Box Inc. 2004 Stock Incentive Plan (the "Plan").

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We express no opinion concerning any law other than the corporation laws of the State of Delaware. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations.

Based on such examination, we are of the opinion that the 1,250,000 shares of Common Stock which may be issued under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

Respectfully submitted,

/s/ Gray Cary Ware & Freidenrich LLP

GRAY CARY WARE & FREIDENRICH LLP

                                                                   Exhibit 23.2


                              [Letterhead of KPMG]




                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Jack in the Box Inc.:

We consent to the use of our report incorporated herein by reference.



                                   KPMG LLP


San Diego, California
May 17, 2004